UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 27, 2012

METROCORP BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard, Suite 252 Houston, Texas 77036 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Solicitingmaterial pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On June 27, 2012, MetroCorp Bancshares, Inc. (the “Company”), MetroBank, N.A. and Metro United Bank (together, the “Banks”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters named in the Underwriting Agreement (collectively, the “Underwriters”) and the United States Department of the Treasury (the “Selling Shareholder”), relating to the Selling Shareholder’s offer and sale of 45,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, of the Company (the “Preferred Stock”). Under the terms of the Underwriting Agreement, the Underwriters agreed to purchase the Preferred Stock from the Selling Shareholder at a price of $966.4524 per share, and to sell the Preferred Stock to the public through a modified Dutch auction at an initial public offering price of $981.17 per share. The Company will not receive any of the proceeds from the offering. The offering is expected to close on or about July 3, 2012.

The Preferred Stock is being offered and sold pursuant to a prospectus dated May 7, 2012 and a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2012, in connection with the Company’s effective registration statement on Form S-3 (File No. 333-180890) declared effective by the SEC on May 7, 2012 (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Banks, customary conditions to closing, indemnification obligations of the Company, the Banks and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The Underwriting Agreement has been filed with this report to provide information regarding its terms.  It is not intended to provide any other factual information about the Company or the Banks. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01          Other Events.

The Company has been notified that it has successfully bid for the purchase of 43,740 shares of the Preferred Stock at $981.17 per share, for a total purchase price of $42,916,375.80, plus any accrued and unpaid dividends on the Preferred Stock from and including May 15, 2012 to the date of closing. The closing of the purchase is expected to occur on or about July 3, 2012, subject to customary closing conditions.

As a result of its successful bid in the offering, upon settlement of the transaction, the Company intends to retire 43,740 of its original sale of 45,000 shares of Preferred Stock.

On June 28, 2012, the Company issued a press release announcing its successful participation in the offering.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits.    The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit
Number                                  Description of Exhibit

1.1
Underwriting Agreement dated June 27, 2012, by and among MetroCorp Bancshares, Inc., MetroBank, N.A., Metro United Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters named in the Underwriting Agreement, and the United States Department of the Treasury.

99.1	Press Release issued by the Company dated June 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC. (Registrant)

Dated: June 28, 2012	By:	/s/ David C. Choi
David C. Choi
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                                  Description of Exhibit

1.1
Underwriting Agreement dated June 27, 2012, by and among MetroCorp Bancshares, Inc., MetroBank, N.A., Metro United Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters named in the Underwriting Agreement, and the United States Department of the Treasury.

99.1	Press Release issued by the Company dated June 28, 2012.